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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934




Date of Report (Date of earliest event reported):   August 3, 1999
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                           Doral Financial Corporation
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             (Exact name of registrant as specified in this charter)

             Puerto Rico                      0-17224                         66-0312162
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   (State or other jurisdiction of      (Commission File No.)      (IRS Employer Identification No.)
   incorporation)
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   1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico         00920
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  (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (787) 749-7100
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ITEM 5. OTHER EVENTS


         On August 3, 1999, Doral Mortgage Corporation ("DMC"), a wholly-owned subsidiary of Doral Financial Corporation (the "Company") signed an agreement
(the "Agreement") with Nancy Hernandez and Salomon Levis to acquire 100% of the outstanding stock of Sana Investment Mortgage Brokers, Inc. d/b/a Sana Mortgage
Bankers for $6.0 million in cash. Salomon Levis is the Chairman of the Board and Chief Executive Officer of the Company and Nancy Hernandez is his former spouse.
While 100% of the stock of Sana is registered in the name of Ms. Hernandez, Mr.
Levis has a 50% beneficial interest in the stock as a result of the community property laws of Puerto Rico.

         Sana, which is licensed as a mortgage banking institution in Puerto
Rico, specializes in small to mid sized residential conventional mortgage loans.
It currently operates out of seven branches in Puerto Rico and plans to open two additional branches within the next 60 days and one additional branch by year end. Sana closed approximately $106 million and $65.6 million of mortgage loans for the year ended December 31, 1998 and the six-month period ended June 30, 1999, respectively. Sana's income before taxes was $1.2 million for the year ended December 31, 1998 and was approximately $700,000 for the six months ended
June 30, 1999. While the Agreement requires that the net worth of Sana be not less than $800,000 as of the closing date, the Company expects that Sana's net worth will be approximately $1.0 million by such date, most of which will be represented by cash. Management expects to achieve considerable cost savings as part of the acquisition especially in the areas of executive compensation, advertising and promotional expenses, taxes and other expenses. The Company's management believes that the acquisition of Sana's profitable mortgage production capacity represents a very attractive opportunity to solidify its mortgage business in Puerto Rico. It also allows the Company the opportunity to secure a continuous source of mortgage servicing rights and the related income.
Nancy Hernandez will continue as President of Sana until the closing of the transaction at which time she will leave Sana and devote herself to her personal business interests. The Company expects to continue to operate Sana under its current name.

         The terms of the transaction were approved by the Company's Board of Directors following a favorable recommendation by a special committee of independent directors. Popular Securities, Inc. rendered a fairness opinion to the Company's Board of Director's in connection with the transaction.

         The closing of the transaction which has been tentatively scheduled for September 15, 1999, is subject to the approval of the Commissioner of Financial
Institutions of Puerto Rico as well as various other standard closing conditions.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

                  10.87    Purchase Contract, dated as of August 3, 1999, among
Doral Mortgage Corporation, Nancy Hernandez and Salomon Levis.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           DORAL FINANCIAL CORPORATION



                           By:          \s\ Richard F. Bonini
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                                           Richard F. Bonini
                                   Senior Executive Vice President and
                                      Chief Financial Officer


Date: August 9, 1999